Exhibit 99.2

Cardpoint Limited

Unaudited Consolidated Financial Statements

9 Month Periods Ended 30 June 2013 and 2012

Cardpoint Limited	Consolidated Financial Statements 9 Month Periods Ended 30 June 2013 and 2012

CONTENTS

Page

DIRECTORS AND OTHER INFORMATION	2

CONSOLIDATED PROFIT AND LOSS ACCOUNT (UNAUDITED)	3

CONSOLIDATED BALANCE SHEET (UNAUDITED)	4

CONSOLIDATED CASH FLOW STATEMENT (UNAUDITED)	5

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)	6-17

Cardpoint Limited

DIRECTORS AND OTHER INFORMATION

Board of Directors	Solicitors

Mike Keller	Weightmans LLP
Chris Brewster	100 Old Hall Street
Liverpool
L3 9QJ

Secretary and Registered Office

Mike Keller

Davidson House

Gadbrook Park

Northwich

Cheshire

CW9 7TW

Company registration number: 4098226

Auditors

PricewaterhouseCoopers

Chartered Accountants and Statutory Audit Firm

One Spencer Dock

North Wall Quay

Dublin  1

Cardpoint Limited

CONSOLIDATED PROFIT AND LOSS ACCOUNT

9 Month Periods Ended 30 June 2013 and 2012

(Unaudited)

	Notes	2013 £’000	2012 £’000

Turnover	3	50,028	47,905

Cost of sales		(30,368)	(28,434)

Gross profit		19,660	19,471

Net operating expenses	4	(13,059)	(16,594)

Other operating income	5	-	3,154

Operating profit		6,601	6,031

Net interest	7	(1,842)	(2,210)

Profit on ordinary activities before taxation	4	4,759	3,821

Tax on profit on ordinary activities	8	(187)	(106)

Profit for the period		4,572	3,715

The results disclosed above relate entirely to continuing operations.

The group has no recognised gains and losses other than those included in the profit and loss account and therefore no separate statement of total recognised gains and losses has been prepared.

There is no material difference between the profit on ordinary activities before taxation and the profit for the period stated above and their historical cost equivalents.

The notes on pages 6 to 17 form part of these consolidated financial statements.

Cardpoint Limited

CONSOLIDATED BALANCE SHEET

As at 30 June 2013 and 30 September 2012

(Unaudited)

	Notes	30 Jun 2013 £’000	30 Sep 2012 £’000

Fixed assets
Tangible assets	10	12,783	11,118
Intangible assets	11	5,197	6,615
		17,980	17,733

Current assets
Stock		475	139
Amounts due from parent group	15	33,054	29,137
Other debtors	13	7,993	6,654
Restricted cash	23	4,641	5,485
Cash at bank and in hand		2,151	696
		48,314	42,111

Creditors - amounts falling due within one year:
Amounts due to parent group	15	(66,703)	(64,900)
Other creditors	14	(14,391)	(15,042)
		(81,094)	(79,942)

Net current liabilities		(32,780)	(37,831)

Net liabilities		(14,800)	(20,098)

Capital and reserves
Called up share capital	16	5,804	5,804
Share premium account	17	97,969	97,969
Exchange revaluation reserve	17	817	91
Profit and loss account	17	(119,390)	(123,962)

Shareholders’ deficit	18	(14,800)	(20,098)

The notes on pages 6 to 17 form part of these consolidated financial statements.

Company Registered No:  4098226

Cardpoint Limited

CONSOLIDATED CASH FLOW STATEMENT

9 Month Periods Ended 30 June 2013 and 2012

(Unaudited)

	Notes	2013 £’000	2012 £’000

Net cash inflow from operating activities	19	7,274	5,004

Taxation		(207)	(744)
Interest paid		(28)	(51)
Inflow from operating activities		7,039	4,209

Investing activities
Purchase of tangible fixed assets	10	(5,356)	(2,520)
Proceeds from sale of tangible fixed assets		14	-
Acquisition at subsidiaries - deferred consideration paid		-	(1,000)
Net cash outflow from investing activities		(5,342)	(3,520)

Financing activities
Finance lease payments		(242)	(259)
Net cash outflow from financing activities		(242)	(259)

Net increase in net cash		1,455	430
Cash and cash equivalents at beginning of period		696	656

Net cash at end of period		2,151	1,086

The notes on pages 6 to 17 form part of these consolidated financial statements.

Cardpoint Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1Accounting policies

Basis of preparation

These consolidated financial statements include the results of the company and its subsidiaries ("the group") for the nine month periods ended 30 June 2013 and 2012.

The consolidated financial statements have been prepared under the historical cost convention, on a going concern basis and in accordance with generally accepted accounting principles in the United Kingdom.

The group's accounting policies have remained unchanged from the previous period and are set out below.

Basis of consolidation

The consolidated financial statements incorporate the company and all of its subsidiary undertakings.  A subsidiary undertaking is consolidated by reference to whether the company controls the management of the affairs of the related entity, unless the subsidiary is held temporarily exclusively with a view to subsequent sale.

The results of all of the group’s undertakings are prepared to the group’s financial year end. The subsidiaries are listed at note 12.

The identifiable assets and liabilities of the acquired entities are included in the consolidated financial statements at their fair value at the date of acquisition.  The difference between the fair value and the cost of acquisition is recognised as goodwill or negative goodwill.  They are measured at fair values that reflect the conditions at the date of the acquisition.  The cost of acquisition is the amount of cash or cash equivalents paid and the fair value of other purchase consideration, including contingent consideration, given by the acquirer, together with the associated transaction expense.

The results of subsidiaries acquired are included in the consolidated profit and loss account from the date of acquisition. The results of the subsidiary undertakings disposed of are included in the consolidated profit and loss account up to the date that control passes.

Inter-company transactions and balances between group companies are eliminated.  Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the group.

Foreign currency translation

(a)  Functional and presentation currency

Items included in the financial statements of each of the group’s entities are measured using the currency of the primary economic environment in which the company operates (‘the functional currency’). The consolidated financial statements are presented in British Pounds Sterling ("£"), which is the company’s functional and the group’s presentation currency.

(b)  Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are re-measured.  Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the consolidated profit and loss account.

Foreign exchange gains and losses are presented in the consolidated profit and loss account within ‘Net operating expenses’.

Cardpoint Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – continued

(Unaudited)

1Accounting policies - continued

Foreign currency translation – continued

(c)  Group companies

The results and financial position of all the group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	Assets and liabilities for each consolidated balance sheet presented are translated at the closing rate prevailing at the end of the relevant reporting period.
•

Income and expenses for each consolidated profit and loss account are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and

•	all resulting exchange differences are recognised directly in reserves (“Exchange Revaluation reserve”).

Turnover

Turnover consists of transaction fees and other sundry income receivable from its estate of automated teller machines after eliminating sales within the group.  Turnover arising from transaction fees is exempt from value added tax and turnover from sundry income is stated net of value added tax.  The group recognises turnover when it can be reliably measured and when it is probable that future economic benefits will flow to the company.

Turnover is recognised in the period earned by rendering of services.

Cost of sales

Cost of sales consists of commissions due to hosts, cash replenishment costs, processing costs, cost of cash, phone costs and alarms and other cost of sales.

Tangible fixed assets and depreciation

Property, plant and equipment are stated at historical cost being, expenditure directly attributable to the acquisition of the asset, less accumulated depreciation.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the company and the cost of the item can be measured reliably.  The carrying amount of the replaced part is derecognised.  All other repairs and maintenance are charged to the consolidated profit and loss account during the financial period in which they are incurred.

The charge for depreciation is calculated to write down the cost of property, plant and equipment to their estimated residual values by equal annual installments over their expected useful lives, which are as follows:

ATMs	5 to 7 years
Fixtures, fittings and equipment	rates between 20% and 33.3%
Computer equipment	33.3%
Motor vehicles	33.3%

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.

The assets’ carrying amount is written down immediately to its recoverable amount if the assets' carrying amount is greater than its estimated recoverable amount.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognised in the consolidated profit and loss account.

Cardpoint Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – continued

(Unaudited)

1Accounting policies - continued

Goodwill

Goodwill arises on the acquisition of subsidiaries and represents the excess of the consideration transferred over the net fair value of the net identifiable assets, liabilities and contingent liabilities of the acquiree.  Goodwill is being amortised over a period of five years, being its estimated useful life.

Impairment assessment of tangible and intangible fixed assets

Tangible and intangible fixed assets held and used by the group are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable.  If the carrying amount of the asset exceeds the recoverable amount, an impairment loss will be recorded.  The amount of the impairment loss is measured as the amount by which the carrying amount of the asset exceeds its recoverable amount and is recorded in the consolidated profit and loss account.

Stocks

Stocks are stated at the lower of cost and net realisable value, after making allowance for obsolete and slow moving items.

Cost is the invoiced price of the stock.  Net realisable value is based on estimated selling price, less further costs expected to be incurred to completion and disposal.

Taxation

The tax expense for the period comprises current and deferred tax.  Tax is recognised in the consolidated profit and loss account and is calculated on the basis of the tax laws enacted or substantively enacted in the countries where group companies operate and generate taxable income.  Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation.  It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognised, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements.  Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred income tax assets are recognised only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Contributions to pension schemes

The group operates a defined contribution scheme.  The pension costs charged in the consolidated profit and loss account represents the amount of the contributions payable to the schemes in respect of the accounting period.

Leased assets

Assets held under finance leases, which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible assets and are depreciated over the shorter of the lease terms and their useful lives.  The capital elements of future lease obligations are recorded as liabilities, while the interest elements are charged to the consolidated profit and loss account over the period of the leases to produce a constant rate of charge on the remaining balance of liability.

All other leases are operating leases. Rentals under operating leases are charged on a straight-line basis over the lease term.

Cardpoint Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – continued

(Unaudited)

2Going concern

The directors, after making enquiries and taking into account the group’s financial position and finance available from the parent undertaking, have a reasonable expectation that the group has adequate resources to enable it to continue to meet its liabilities as they fall due for the foreseeable future and the going concern basis has been adopted in preparing these accounts.

3Turnover	2013 £’000	2012 £’000

The turnover is attributable to the principal activity of the group.

Geographical analysis of turnover:
United Kingdom	41,761	41,826
Germany	8,267	6,079
	50,028	47,905

4Profit on ordinary activities before taxation	2013 £’000	2012 £’000

The profit on ordinary activities before taxation is stated after charging:

Deprecation of fixed assets (note 10)	2,976	3,791
Amortisation of goodwill (note 11)	1,418	2,703
Operating lease rentals:
-land and buildings	164	252
Impairment of tangible fixed assets (note 10)	480	422
Loss on disposal of fixed assets	290	304

5Other operating income	2013 £’000	2012 £’000

Reversal of management charge	-	3,154

In 2012, there was a credit arising through the reversal of the management charges that were over charged in prior periods.

Cardpoint Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – continued

(Unaudited)

6Staff costs and employees information	2013 £’000	2012 £’000
Staff costs for the group during the period:

Wages and salaries	4,724	4,966
Social security costs	517	548
Defined contribution pension cost	60	39
	5,301	5,553

	2013 Number	2012 Number

The average number of employees during the period was:

Administration and management	173	201

7Net interest	2013 £’000	2012 £’000

Interest payable on intercompany balances	1,814	2,159
Interest payable on finance leases	7	27
Bank charges	21	24
Total interest and similar charges payable	1,842	2,210

8Tax on profit on ordinary activities - analysis at charge in period	2013 £’000	2012 £’000

Current tax:
United Kingdom corporation tax at 24%	-	-

Foreign tax:
Corporation tax	187	106
	187	106

Cardpoint Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – continued

(Unaudited)

8Tax on profit on ordinary activities - analysis at charge in period - continued

The tax for the period is lower than the standard effective rate of corporation tax in the UK for the year ended 30 September 2012 of 25%.  The differences are explained below:

	2013 £’000	2012 £’000

Profit on ordinary activities before taxation	4,759	3,821

Profit on ordinary activities before taxation multiplied by standard rate of corporation tax in the UK of 23.5% (2012: 25%)	1,118	955

Effect of:
Expenses not deductible for tax purposes	351	1,042
Capital allowances less than/(in excess) of depreciation	334	478
Other short term timing differences	73	59
Group relief	(306)	(380)
Utilisation of tax losses forward	(1,424)	(2,143)
Adjustment in respect of foreign tax rates	41	95
Current tax charge for the period	187	106

A number of changes to the UK corporation tax system were introduced, including a change in the UK main corporation tax rate from 26% to 24%, effective from 1 April 2012.

In addition to the changes in rates of corporation tax disclosed above, further changes to the UK corporation tax rates were announced in the 2012 Autumn Statement and the March 2013 Budget.  These include further reductions to the main rate to reduce the rate to 21% from 1 April 2014 and to 20% from 1 April 2015.  These changes had not been substantively enacted at the balance sheet date and, therefore, are not reflected in these consolidated financial statements.

9Deferred taxation

The group has a potential deferred tax asset, which has not been recognised in the financial statements, as set out below.  This asset will be recoverable to the extent that sufficient trading profits arise in the future.

	30 Jun 2013 £'000	30 Sep 2012 £’000

Capital allowances – tax effect	9,267	10,279
Trading losses – tax effect	9,661	10,474
Short term timing differences	155	168
	19,083	20,921

Cardpoint Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – continued

(Unaudited)

10Tangible fixed assets	ATMs and other equipment
	30 Jun 2013 £'000	30 Sep 2012 £'000
Cost
At beginning of period (1 October 2012 and 2011, respectively)	74,803	73,344
Additions	5,356	5,065
Disposals	(1,222)	(2,093)
Exchange adjustments	1,223	(1,513)
At end of period	80,160	74,803

Accumulated depreciation
At beginning of period	63,685	61,369
Charge for the period (note 4)	2,976	4,883
Impairment charge for the period (note 4)	480	506
Disposals	(918)	(1,698)
Exchange adjustments	1,154	(1,375)
At end of period	67,377	63,685

Net book amount
At end of period	12,783	11,118
At beginning of period	11,118	11,975

An impairment charge of £480,000 (year ended 30 Sep 2012: £506,000) has been recorded this period against ATM and ATM installation costs incurred on machines that were removed from service during the period.

	2013	2012
11Intangible assets	Goodwill 30 Jun 2013 €'000	Goodwill 30 Sep 2012 €'000
Cost
At beginning of period and at end of period	171,311	171,311

Accumulated amortisation
At beginning of period	(164,696)	(161,521)
Charge for the period (note 4)	(1,418)	(3,175)
At end of period	(166,114)	(164,696)

Net book value
At end of period	5,197	6,615
At beginning of period	6,615	9,790

The goodwill arose on the acquisition of Omnicash in April 2011.  The goodwill is being amortised over five years.

Cardpoint Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – continued

(Unaudited)

12Investments in subsidiary undertakings

Cardpoint Limited had interests in the following subsidiary undertakings as at 30 June 2013:

Name of subsidiary	Country of incorporation	Proportion held	Nature of business

Cardpoint Group Limited	United Kingdom	100%	Intermediate holding company
Cardpoint Remote Limited	United Kingdom	100%	Ownership and operation of an independent estate of ATMs
Moneybox Corporation Limited	United Kingdom	100%	Ownership and operation of an independent estate of ATMs
Cardpoint Technical Services Limited	United Kingdom	100%	Maintenance and repair of ATMs
Cardpoint Services Limited	United Kingdom	100%	Ownership and operation of an independent estate of ATMs
OmniCash Limited	United Kingdom	100%	Ownership and operation of an independent estate of ATMs
Moneybox Holdings Limited	United Kingdom	100%	Intermediate holding company
Moneybox Limited	United Kingdom	100%	Intermediate holding company
Cardpoint GmbH	Germany	100%	Ownership and operation of an independent estate of ATMs
Moneybox Deutschland GmbH	Germany	100%	Ownership and operation of an independent estate of ATMs

13Other debtors	30 Jun 2013 £'000	30 Sep 2012 £’000

Trade debtors	536	81
Prepayments and accrued income	6,828	5,891
Other debtors	629	682
	7,993	6,654

Cardpoint Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – continued

(Unaudited)

14Creditors: amounts falling due within one year	30 Jun 2013 £'000	30 Sep 2012 £’000

Finance lease liabilities	33	275
Trade creditors	3,741	1,600
Restricted creditors	4,641	5,485
Corporation tax	253	274
Other taxes and social security	60	383
Accruals and deferred income	5,644	7,025
Other creditors	19	-
	14,391	15,042

15Amounts owed to/from parent group	30 Jun 2013 £'000	30 Sep 2012 £’000

Intercompany debtors:
Amounts owed by group undertakings	33,054	29,137

Intercompany creditors:
Loan due to group undertakings	60,569	60,569
Amounts owed to group undertakings	6,134	4,331
	66,703	64,900

Amounts owed to and from group undertakings are unsecured, interest free and repayable on demand.

Loans due to group undertakings are unsecured, interest bearing and have no fixed date of repayment.

These are amounts due to/from group undertakings outside the Cardpoint Limited Group.

16Called up share capital	30 Jun 2013 £'000	30 Sep 2012 £’000
Authorised
240,000,000 ordinary shares of 5p each	12,000	12,000

Allotted, called up and fully paid
116,071,834 ordinary shares of 5p each	5,804	5,804

The share capital of the company was pledged as security to the group's banking syndicate led by RBS, in return for the group's banking facilities extended to Prize Holdings 4 S.á.r.l.

Cardpoint Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – continued

(Unaudited)

17Reserves	Share premium account £'000	Exchange revaluation reserve £'000	Profit and loss account £'000

At 1 October 2011	97,969	1,034	(128,978)
Profit for the financial year	-	-	5,016
Currency translation	-	(943)	-
At 30 September 2012	97,969	91	(123,962)

At 1 October 2012	97,969	91	(123,962)
Profit for the period	-	-	4,572
Currency translation	-	726	-
At 30 June 2013	97,969	817	(119,390)

18Reconciliation of movements in shareholders' (deficit)	30 Jun 2013 £'000	30 Sep 2012 £’000

Profit for the period	4,572	5,016
Currency translation	726	(943)
Opening shareholders’ (deficit)	(20,098)	(24,171)
Closing shareholders’ (deficit)	(14,800)	(20,098)

19Cash flow from operating activities	2013 £’000	2012 £’000

Operating profit	6,601	6,031
Adjustments for:
Deprecation of tangible fixed assets (note 10)	2,976	3,791
Goodwill amortisation (note 11)	1,418	2,703
Impairment of tangible fixed assets (note 10)	480	422
Loss on disposal of tangible fixed assets (note 4)	290	304
Other non-cash changes - foreign exchange gains on operating activities	657	(719)
Increase in stock	(336)	(15)
Increase in debtors	(1,340)	(820)
(Decrease)/increase in creditors	456	684
Decrease in intercompany balances	(3,928)	(7,377)
Net cash inflow from continuing operations	7,274	5,004

Cardpoint Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – continued

(Unaudited)

20Leasing commitments	30 Jun 2013 Land and buildings £'000	30 Sep 2012 Land and buildings £'000

The annual commitment under non-cancellable operating leases is as follows:

Less than one year	-	-
Within two to five years	141	141

21Related party transactions	2013 €’000	2012 €’000
The following transactions were carried out with related parties, being members of the Prize Holdings 1 S.á.r.l. group:

(a) Purchases of services

Group company (management services)	-	402
Group company (reversal of prior years’ management services)	-	(3,154)
	-	(2,752)
(b) Interest payable

	30 Jun 2013 £'000	30 Sep 2012 £’000

Group company	1,814	2,764

22Ultimate parent undertaking

At 30 June 2013 and 30 September 2012, the group’s immediate parent undertaking was Payzone Ventures Limited, a company incorporated in the United Kingdom.

The group’s ultimate parent undertaking and controlling party was Prize Holdings 1 S.á.r.l, a company incorporated in Luxembourg, which is the parent undertaking of the largest and smallest group to consolidate these financial statements. Copies of Prize Holdings 1 S.á.r.l consolidated financial statements may be obtained from 2, Rue des Dahlias, L-1411 Luxembourg, Grand-Duchy of Luxembourg.

23Restricted cash

At 30 June 2013, restricted cash of £4,641,000 (30 September 2012: £5,485,000) relates to balances held on behalf of certain creditors.

24Subsequent events

On 7 August 2013, Cardtronics, a global ATM provider, acquired Cardpoint Limited.  As a result Cardtronics Inc., a company incorporated in the United States, became the group's ultimate parent undertaking and controlling party.

Cardpoint Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – continued

(Unaudited)

25Summary of Significant Differences Between Accounting Principles Generally Accepted in the United Kingdom and Accounting Principles Generally Accepted in the United States

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP).  Such principles differ in certain respects from generally accepted accounting principles in the United States (US GAAP).  A summary of principal differences applicable to the group is set out below:

Identifiable Intangible Assets

Under UK GAAP, identifiable intangible assets are not required to be separately identified and recorded on a Company’s balance sheet in connection with a business combination.  Additionally under UK GAAP, goodwill is amortized over an estimated period of a time on a straight line basis.  Under US GAAP, identifiable intangible assets are required to be separately identified and determined to be indefinite-lived or definite-lived subject to amortization over an estimated useful life using a systematic and rational method to match the pattern of use of the asset.  Under US GAAP, goodwill is not amortized, but instead is tested at least annually for impairment or more frequently as events may trigger a need for an impairment analysis.  Identifiable infinite-lived intangible assets are also required to be tested for impairment under US GAAP at least annually or more frequently as events may trigger a need for an impairment analysis.